United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

October 28, 2010

Date of Report

[Date of Earliest Event Reported]

BULLION MONARCH MINING, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-54045	20-1885668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

20 North Main Street, Suite #202

St. George, Utah 84770

 (Address of Principal Executive Offices)

(801) 426-8111

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

See Exhibit 99.1, a Press Release dated October 28, 2010, a copy of which is attached hereto and incorporated herein by reference, regarding the intention of the Company to seek a listing of its common stock on the Toronto Stock Exchange.

See Exhibit 99.2, a Press Release dated October 28, 2010, a copy of which is attached hereto and incorporated herein by reference, regarding the succession of the Company under the “Reorganization” referenced below.  For additional information about this announcement, please see the Prefatory Note following the Table of Contents in the Company’s Form 10 Registration Statement, as amended, and the heading “Reorganization” of the caption “Introduction” of Item 1, in its most recently filed amendment thereto, which was filed with the Securities and Exchange Commission on September 16, 2010.

EDGAR Online, which has advised the Company that it is the source for SEC filings for primarily all web based financial reporting services, has indicated that it will change the SEC filings link on these web based services to reflect the Company’s SEC filings and succession as the “reporting issuer” of its predecessor as announced in the attached Press Release, effective on October 29, 2010.  It is expected that these web based services will continue to maintain all other historical information currently provided regarding the Company in respect of trading volume, charts, prior press releases and the like, without material change.

Any shareholder holding stock certificates that are still in the name of “Bullion Monarch Company” (“Old Bullion”) is required to exchange those stock certificates for stock certificates in the Company prior to September 26, 2011, or such shareholders will lose the right to exchange those securities for shares in the Company on a one for one basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit Description and Exhibit No.

99.1

Press Release dated October 28, 2010, regarding intention to seek listing on the Toronto Stock Exchange.

99.2

Press Release dated October 28, 2010, regarding succession under the Reorganization.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLION MONARCH MINING, INC.

Date:	October 28, 2010	By:	/s/ R. Don Morris
R. Don Morris
President

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